Exhibit 99

FOR IMMEDIATE RELEASE
December 22, 2016

Cintas Corporation Announces
Fiscal 2017 Second Quarter Results

CINCINNATI, December 22, 2016 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its second quarter of fiscal year 2017 which ended November 30, 2016. Revenue for the second quarter was $1.30 billion, an increase of 6.4% over last year’s second quarter. The organic growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 5.7%. Organic growth for the Uniform Rental and Facility Services segment accelerated to a rate of 6.5%.

Second quarter gross margin improved to 44.1% from 43.3% last year. Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “This is our 13th consecutive quarter of year-over-year gross margin improvement. This, along with our industry leading organic sales growth, is a reflection of the significant opportunities that exist for us and of the great execution of our employees, whom we call partners.” Gross margin of the Uniform Rental and Facility Services segment improved to 44.7%, an increase of 80 basis points compared to last year’s second quarter. The First Aid and Safety segment gross margin improved to 46.1%, representing both a year-over-year and sequential increase of 290 and 30 basis points, respectively, due to the realization of synergies from the acquisition of ZEE Medical in fiscal 2016.

Selling and administrative expenses as a percentage of revenue were 28.2% in the second quarter compared to 26.8% in last year’s second quarter. The increase was the result of strategic investments in a new enterprise resource planning system, in our national branding campaign (Ready for the WorkdayTM), and in sales resources to grow recently acquired customers in our First Aid and Safety segment, as well as a 70 basis point increase in medical expenses.

Operating income for the second quarter of $203 million increased 1.3% from last year’s second quarter. Operating income margin was 15.6% compared to 16.4% in last year’s second quarter. Second quarter operating income included $3.3 million, or 0.3% of second quarter revenue, of transaction expenses related to the previously announced agreement to acquire G&K Services, Inc. (G&K).

Net income from continuing operations for the second quarter was $123 million compared to $115 million in last year’s second quarter. Earnings per diluted share (EPS) from continuing operations for the second quarter were $1.13 which included a negative $0.02 impact from G&K transaction expenses, compared to $1.03 in last year’s second quarter. Second quarter net income and EPS from continuing operations increased 6.9% and 9.7%, respectively, compared to last year’s second quarter. Excluding the negative impact of the G&K transaction expenses, second quarter net income and EPS from continuing operations increased 8.8% and 11.7%, respectively, compared to last year’s second quarter, and net income margin from continuing operations improved to 9.7% compared to 9.5% in last year’s second quarter.

Mr. Farmer added, “Earlier this month, on December 2nd, we demonstrated our commitment to increasing shareholder value by paying an annual dividend of $1.33 per share, an increase of 26.7% over last year’s annual dividend. We have increased this dividend for 33 consecutive years, which is every year since we went public in 1983.”

Mr. Farmer concluded, “We are updating our annual guidance. We expect fiscal 2017 revenue to be in the range of $5.180 billion to $5.225 billion and fiscal 2017 EPS from continuing operations to be in the range of $4.57 to $4.65. This guidance does not include any future financial impact from our acquisition of G&K, including transaction expenses. It does include the impact of one less workday in fiscal 2017 compared to fiscal 2016. Our solid second quarter results, along with our updated guidance, position us to achieve record revenue and to grow our EPS double-digits for a seventh consecutive year. I thank our partners for continuing to deliver best in class results.”

The table below provides a comparison of fiscal 2016 revenue and EPS from continuing operations to our fiscal 2017 guidance.

	Fiscal 2016	Fiscal 2017 Low End of Range	Growth vs. Fiscal 2016	Fiscal 2017 High End of Range	Growth vs. Fiscal 2016

Revenue Guidance
Revenue ($ amounts in millions)	$4,905.5	$5,180.0	5.6%	$5,225.0	6.5%

EPS Guidance
EPS before the following items:	$4.09	$4.51	10.3%	$4.59	12.2%
Impact of ASU 2016-09	—	0.10		0.10
G&K transaction expenses	—	(0.04)		(0.04)
EPS - Continuing Operations	$4.09	$4.57	11.7%	$4.65	13.7%

About Cintas

Cintas Corporation helps more than 900,000 businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility that the closing conditions to the proposed merger of G&K Services, Inc., or G&K, with a wholly owned subsidiary of Cintas, which we refer to as the transaction, may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the transaction may affect the timing or occurrence of the transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe; risks related to the disruption of the transaction to G&K and its management; the effect of announcement of the transaction on G&K’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; our ability to promptly and effectively integrate acquisitions, including G&K and ZEE Medical; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K and ZEE Medical; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2016 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Senior Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2016	November 30, 2015	% Change
Revenue:
Uniform rental and facility services	$1,005,565	$937,704	7.2%
Other	291,358	281,376	3.5%
Total revenue	1,296,923	1,219,080	6.4%

Costs and expenses:
Cost of uniform rental and facility services	555,752	526,091	5.6%
Cost of other	169,744	165,589	2.5%
Selling and administrative expenses	365,222	327,051	11.7%
G&K Services Inc. transaction expenses	3,347	—	100.0%

Operating income	202,858	200,349	1.3%

Interest income	(31)	(111)	(72.1)%
Interest expense	13,267	16,171	(18.0)%

Income before income taxes	189,622	184,289	2.9%
Income taxes	66,168	68,836	(3.9)%
Income from continuing operations	123,454	115,453	6.9%
Income from discontinued operations, net of tax	16,923	229,647	(92.6)%
Net income	$140,377	$345,100	(59.3)%

Basic earnings per share:
Continuing operations	$1.16	$1.05	10.5%
Discontinued operations	0.16	2.06	(92.2)%
Basic earnings per share	$1.32	$3.11	(57.6)%

Diluted earnings per share:
Continuing operations	$1.13	$1.03	9.7%
Discontinued operations	0.16	2.03	(92.1)%
Diluted earnings per share	$1.29	$3.06	(57.8)%

Weighted average number of shares outstanding	104,957	108,301
Diluted average number of shares outstanding	107,647	110,113

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2016	November 30, 2015	% Change
Revenue:
Uniform rental and facility services	$2,005,161	$1,876,112	6.9%
Other	585,892	541,858	8.1%
Total revenue	2,591,053	2,417,970	7.2%

Costs and expenses:
Cost of uniform rental and facility services	1,096,684	1,044,594	5.0%
Cost of other	339,168	321,832	5.4%
Selling and administrative expenses	739,248	665,688	11.1%
G&K Services Inc. transaction expenses	6,134	—	100.0%

Operating income	409,819	385,856	6.2%

Interest income	(96)	(230)	(58.3)%
Interest expense	27,439	32,583	(15.8)%

Income before income taxes	382,476	353,503	8.2%
Income taxes	120,931	131,852	(8.3)%
Income from continuing operations	261,545	221,651	18.0%
Income from discontinued operations, net of tax	16,923	223,630	(92.4)%
Net income	$278,468	$445,281	(37.5)%

Basic earnings per share:
Continuing operations	$2.45	$1.99	23.1%
Discontinued operations	0.16	2.01	(92.0)%
Basic earnings per share	$2.61	$4.00	(34.8)%

Diluted earnings per share:
Continuing operations	$2.39	$1.96	21.9%
Discontinued operations	0.16	1.98	(91.9)%
Diluted earnings per share	$2.55	$3.94	(35.3)%

Weighted average number of shares outstanding	104,719	109,455
Diluted average number of shares outstanding	107,278	111,140

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	November 30, 2016	November 30, 2015
Uniform rental and facility services gross margin	44.7%	43.9%
Other gross margin	41.7%	41.2%
Total gross margin	44.1%	43.3%
Net income margin, continuing operations	9.5%	9.5%

	Six Months Ended
	November 30, 2016	November 30, 2015
Uniform rental and facility services gross margin	45.3%	44.3%
Other gross margin	42.1%	40.6%
Total gross margin	44.6%	43.5%
Net income margin, continuing operations	10.1%	9.2%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	November 30, 2016	November 30, 2015
Income from continuing operations	$123,454	$115,453
Less: income from continuing operations allocated to participating securities	2,228	1,887
Income from continuing operations available to common shareholders	$121,226	$113,566

Basic weighted average common shares outstanding	104,957	108,301
Effect of dilutive securities - employee stock options	2,690	1,812
Diluted weighted average common shares outstanding	107,647	110,113

Diluted earnings per share from continuing operations	$1.13	$1.03

	Six Months Ended
	November 30, 2016	November 30, 2015
Income from continuing operations	$261,545	$221,651
Less: income from continuing operations allocated to participating securities	4,955	3,629
Income from continuing operations available to common shareholders	$256,590	$218,022

Basic weighted average common shares outstanding	104,719	109,455
Effect of dilutive securities - employee stock options	2,559	1,685
Diluted weighted average common shares outstanding	107,278	111,140

Diluted earnings per share from continuing operations	$2.39	$1.96

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides an additional non-GAAP financial measure of cash flow. The Company believes that this non-GAAP financial measure is appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is shown below.

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2016	November 30, 2015
Net cash provided by operations	$301,721	$265,037
Capital expenditures	(155,173)	(121,817)
Free cash flow	$146,548	$143,220

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended November 30, 2016
Revenue	$1,005,565	$124,797	$166,561	$—	$1,296,923
Gross margin	$449,813	$57,545	$64,069	$—	$571,427
Selling and administrative expenses	$269,105	$42,766	$53,351	$—	$365,222
G&K Services Inc. transaction expenses	$3,347	$—	$—	$—	$3,347
Interest income	$—	$—	$—	$(31)	$(31)
Interest expense	$—	$—	$—	$13,267	$13,267
Income (loss) before income taxes	$177,361	$14,779	$10,718	$(13,236)	$189,622

For the three months ended November 30, 2015
Revenue	$937,704	$120,438	$160,938	$—	$1,219,080
Gross margin	$411,613	$52,027	$63,760	$—	$527,400
Selling and administrative expenses	$242,318	$37,180	$47,553	$—	$327,051
Interest income	$—	$—	$—	$(111)	$(111)
Interest expense	$—	$—	$—	$16,171	$16,171
Income (loss) before income taxes	$169,295	$14,847	$16,207	$(16,060)	$184,289

For the six months ended November 30, 2016
Revenue	$2,005,161	$249,636	$336,256	$—	$2,591,053
Gross margin	$908,477	$114,671	$132,053	$—	$1,155,201
Selling and administrative expenses	$539,737	$88,381	$111,130	$—	$739,248
G&K Services Inc. transaction expenses	$6,134	$—	$—	$—	$6,134
Interest income	$—	$—	$—	$(96)	$(96)
Interest expense	$—	$—	$—	$27,439	$27,439
Income (loss) before income taxes	$362,606	$26,290	$20,923	$(27,343)	$382,476

For the six months ended November 30, 2015
Revenue	$1,876,112	$219,926	$321,932	$—	$2,417,970
Gross margin	$831,518	$94,138	$125,888	$—	$1,051,544
Selling and administrative expenses	$496,842	$70,699	$98,147	$—	$665,688
Interest income	$—	$—	$—	$(230)	$(230)
Interest expense	$—	$—	$—	$32,583	$32,583
Income (loss) before income taxes	$334,676	$23,439	$27,741	$(32,353)	$353,503

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	November 30, 2016	May 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$143,573	$139,357
Marketable securities	—	70,405
Accounts receivable, net	607,452	563,178
Inventories, net	263,301	249,362
Uniforms and other rental items in service	543,644	539,956
Income taxes, current	1,228	1,712
Prepaid expenses and other current assets	41,464	26,065
Total current assets	1,600,662	1,590,035

Property and equipment, at cost, net	1,067,214	994,237

Investments	140,530	124,952
Goodwill	1,301,391	1,291,593
Service contracts, net	85,517	83,715
Other assets, net	19,265	14,283
	$4,214,579	$4,098,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$127,815	$114,514
Accrued compensation and related liabilities	85,857	101,976
Accrued liabilities	469,085	349,065
Debt due within one year	66,000	250,000
Total current liabilities	748,757	815,555

Long-term liabilities:
Debt due after one year	1,044,834	1,044,422
Deferred income taxes	265,091	259,475
Accrued liabilities	130,192	136,704
Total long-term liabilities	1,440,117	1,440,601

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY17: 180,589,260 issued and 105,009,742 outstanding FY16: 179,598,516 issued and 104,213,479 outstanding	468,392	409,682
Paid-in capital	178,668	205,260
Retained earnings	4,968,437	4,805,867
Treasury stock: FY17: 75,579,518 shares FY16: 75,385,037 shares	(3,572,506)	(3,553,276)
Accumulated other comprehensive loss	(17,286)	(24,874)
Total shareholders’ equity	2,025,705	1,842,659

	$4,214,579	$4,098,815

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2016	November 30, 2015
Cash flows from operating activities:
Net income	$278,468	$445,281

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	79,590	73,130
Amortization of intangible assets	7,460	7,764
Stock-based compensation	39,582	40,241
Gain on Storage transactions	—	(15,786)
Gain on Shred-it	(16,923)	(349,738)
Deferred income taxes	(3,833)	(98,423)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(44,920)	(39,418)
Inventories, net	(14,616)	(19,841)
Uniforms and other rental items in service	(4,315)	(10,893)
Prepaid expenses and other current assets	(1,952)	(2,369)
Accounts payable	15,451	19,368
Accrued compensation and related liabilities	(18,936)	(22,771)
Accrued liabilities and other	(4,866)	1,041
Income taxes, current	(8,469)	237,451
Net cash provided by operating activities	301,721	265,037

Cash flows from investing activities:
Capital expenditures	(155,173)	(121,817)
Proceeds from redemption of marketable securities	172,968	212,081
Purchase of marketable securities and investments	(118,270)	(271,341)
Proceeds from Storage transactions	—	35,338
Proceeds from sale of investment in Shred-it	25,876	578,257
Acquisitions of businesses, net of cash acquired	(17,778)	(121,237)
Other, net	332	1,987
Net cash (used in) provided by investing activities	(92,045)	313,268

Cash flows from financing activities:
Proceeds from issuance of commercial paper, net	66,000	—
Repayment of debt	(250,000)	(16)
Prepaid short-term debt financing fees	(13,495)	—
Proceeds from exercise of stock-based compensation awards	19,225	17,444
Repurchase of common stock	(19,230)	(402,293)
Other, net	(5,572)	646
Net cash used in financing activities	(203,072)	(384,219)

Effect of exchange rate changes on cash and cash equivalents	(2,388)	(4,374)

Net increase in cash and cash equivalents	4,216	189,712
Cash and cash equivalents at beginning of period	139,357	417,073
Cash and cash equivalents at end of period	$143,573	$606,785